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                                                                     Exhibit 5.1

                [SWIDLER BERLIN SHEREFF FRIEDMAN, LLP LETTERHEAD]

                                                      May 5, 2004


Inhibitex, Inc.
1165 Sanctuary Parkway
Suite 400
Alpharetta, GA 30004

Ladies and Gentlemen:

     On the date hereof, Inhibitex, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission, Amendment No. 2 to a registration statement under the Securities Act of 1933, as amended, on Form S-1 (the "Registration Statement") relating to the sale by the Company to the underwriters of up to 6,785,000 shares of common stock, par value $0.001 per share (the "Common Stock") (including 885,000 shares which are subject to the underwriters' over-allotment option), which will be purchased by the underwriters from the Company pursuant to the Registration Statement. All shares of Common Stock registered under the Registration Statement are herein called the "Shares." This opinion is an exhibit to the Registration Statement.

     We have acted as corporate and securities counsel to the Company with respect to the proposed offer and sale of the Shares pursuant to the Registration Statement, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection therewith.

     We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Seventh Amended and Restated Certificate of Incorporation and all amendments thereto, its Amended and Restated By-Laws as presently in effect, and minutes and other instruments evidencing actions taken by its directors and stockholders relating to the Company and the proposed offering. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

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Inhibitex, Inc.
May 5, 2004
Page 2

     Our opinion herein is based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares).

     Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares to be sold by the Company under the Registration Statement have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable securities or other laws of various states of the United States in which such Shares will be offered and/or sold in the proposed public offering, when issued and delivered against payment therefor in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.


                                        Very truly yours,

                                        /s/ Swidler Berlin Shereff Friedman, LLP
                                        ----------------------------------------
                                        SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

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